UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report
November 20, 2007

Date of Original Report
October 10, 2007

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Nanobac Pharmaceuticals, Incorporated
(Exact name of registrant as specified in its charter)

Florida	0-24696	59-3248917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4730 N Habana Ave Suite 205 Tampa FL 33614
(Address of Principal Executive Office) (Zip Code)

(813) 264-2241
(Registrant’s telephone number, including area code)

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) On October 2, 2007, the Company received written notification from its independent registered public accountants, Aidman, Piser & Company, P.A. ("Aidman Piser") that they had resigned as the Company's auditors

The reports of Aidman Piser on the Company's financial statements for the past two fiscal years, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that substantial doubt was raised as to the Company's ability to continue as a going concern.

In connection with the audits of the Company's financial statements for the each of the two fiscal years ended December 31, 2006 and 2005, and in the subsequent interim periods, January1 2007 through October 2, 2007, there were no disagreements with Aidman Piser on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Aidman Piser, would have caused Aidman Piser to make reference to the matter in their report.

The Company has requested Aidman Piser to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements which the Company will file as an exhibit in this form upon its receipt. This amendment furnishes the letter from Aidman Piser as Exhibit 16.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

16 - Letter from Aidman, Piser & Company, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nanobac Pharmaceuticals Incorporated. (Registrant)

Date: October 10, 2007	By:	/s/ John D. Stanton
John D. Stanton, Chief Executive Officer